                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                ______________



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF
EARLIEST EVENT REPORTED):  APRIL 26, 1995



                    WOODHEAD INDUSTRIES, INC.
- -----------------------------------------------------------------------------
       (Exact name of registrant as specified in its charter)



DELAWARE                  0-5971                              36-1982580
- -----------------   -------------------------------       -------------------
(State of             (Commission File Number)            (IRS Employer
Incorporation)                                            Identification No.)



2150 EAST LAKE COOK ROAD, SUITE 400
BUFFALO GROVE, ILLINOIS                                       60089
- -----------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



                           (708) 465-8300
                     -----------------------------
                     Registrant's telephone number)

ITEM 5.  OTHER EVENTS.

            Woodhead Industries, Inc. announced on April 26, 1995, the declaration of a 50% common stock dividend in addition to a quarterly cash dividend of $.065 per share.

            The stock and cash dividends will be paid on May 22, 1995 to stockholders of record on May 8, 1995. The cash dividend will be paid on the split shares.

            Stockholders will receive one new share of Woodhead stock for every two shares of Woodhead common stock owned as of the record date. Cash will be paid to stockholders in lieu of any resulting fractional shares.

            In accordance with the Rights Agreement adopted by the Board of Directors on May 17, 1986, as amended and restated as of July 25, 1990, prior to the stock dividend each share of common stock was accompanied by one common stock purchase right (a "Right") with a purchase price of $20.00 per share of common stock. To reflect the common stock dividend, the purchase price of each Right will be reduced to $13.33 per share of common stock.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

            1.  Press Release dated April 26, 1995.

                                  SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WOODHEAD INDUSTRIES, INC.



                                          By   /s/ Robert J. Tortorello
                                             --------------------------------
                                             Name:  Robert J. Tortorello
                                             Title  V.P., General Counsel
                                                    & Corporate Secretary

Dated:  April 27, 1995


                                   3